Exhibit 99.1

LAZARD ANNOUNCES TOTAL CONSIDERATION
FOR LAZARD GROUP LLC’S CASH TENDER OFFER
FOR ITS 4.250% SENIOR NOTES DUE 2020

NEW YORK, March 11, 2019 – Lazard Ltd (NYSE: LAZ) announced today the Total Consideration as set forth in the table below in respect of the previously announced cash tender offer (the “Tender Offer”) of its subsidiary Lazard Group LLC (“Lazard Group”) for any and all of its outstanding 4.250% Senior Notes due November 14, 2020 (the “Notes”).

The Tender Offer is being made upon the terms and conditions in the Offer to Purchase and related Letter of Transmittal dated March 5, 2019.  The Tender Offer will expire today at 5:00 p.m. (New York City time), unless extended or terminated as described in the Offer to Purchase (such time and date, as they may be extended, the “Expiration Time”). Holders of the Notes are urged to carefully read the Offer to Purchase and related Letter of Transmittal and Notice of Guaranteed Delivery before making any decision with respect to the Tender Offer.

As previously announced, in order to be eligible to receive the “Total Consideration,” holders must (i) validly tender their Notes on or prior to the Expiration Time or (ii) deliver a properly completed Notice of Guaranteed Delivery and all other required documents at or prior to the Expiration Time and validly tender their Notes at or prior to 5:00 p.m. (New York City time) on the second business day after the Expiration Time pursuant to guaranteed delivery procedures.  The Total Consideration for each $1,000 principal amount of Notes validly tendered and not validly withdrawn was determined in the manner described in the Offer to Purchase by reference to the fixed spread over the yield to maturity based on the bid side price of the UST Reference Security listed below, calculated by the Dealer Managers (as defined below) for the Tender Offer as of 2:00 p.m. (New York City time) today, the date on which the Tender Offer is currently scheduled to expire, and is set forth in the table below.

Title of Security	CUSIP/ISIN Nos.	Principal Amount Outstanding	UST Reference Security	Bloomberg Reference Page	Reference Yield	Fixed Spread(1)	Total Consideration(1)
4.250% Senior Notes due 2020	52107QAF2 / US52107QAF28	$250,000,000	2.625% UST due 11/15/20	FIT4	2.530%	+35 bps	$1,022.18

(1)     Per $1,000 principal amount of Notes validly tendered and not validly withdrawn pursuant to the Tender Offer.

In addition to the Total Consideration, accrued and unpaid interest up to, but not including, the Settlement Date (as defined below) will be payable in cash on all validly tendered and accepted Notes.  Interest will cease to accrue on the Settlement Date for all Notes accepted for purchase in the Tender Offer, including any such Notes tendered through guaranteed delivery procedures.  As a result, Notes tendered through the guaranteed delivery procedures will not receive accrued interest from the Settlement Date through the Guaranteed Delivery Settlement Date (as defined below), which is expected to be two business days after the Settlement Date.

Payment for Notes validly tendered in the Tender Offer and accepted by Lazard Group for purchase will be made on the date referred to as the “Settlement Date” or, in the case of Notes tendered through guaranteed delivery procedures, the “Guaranteed Delivery Settlement Date.”  The Settlement Date is expected to occur on the next business day following the Expiration Time, and the Guaranteed Delivery Settlement Date is currently expected to occur on the third business day following the Expiration Time, and the Guaranteed Delivery Settlement Date is currently expected to occur on the third business day following the Expiration Time.

The closing of the Tender Offer is subject to the satisfaction or waiver of certain conditions as set forth in the Offer to Purchase.

Lazard Group reserves the right, subject to applicable law, to (i) waive any and all conditions to the Tender Offer, (ii) extend the Expiration Time, (iii) amend the Tender Offer in any respect (including, without limitation, to change the fixed spread) or (iv) terminate the Tender Offer on or prior to the Expiration Time and return the Notes tendered pursuant thereto, in each case by giving written or oral notice of such extension, amendment or termination to D.F. King & Co., Inc., the tender agent (in such capacity, the “Tender Agent”).

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes.  The Tender Offer is being made solely by means of the Offer to Purchase and related Letter of Transmittal and Notice of Guaranteed Delivery dated March 5, 2019.  The Tender Offer is void in all jurisdictions where it is prohibited.  In those jurisdictions where the securities, blue sky or other laws require the Tender Offer to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of Lazard Group by the Dealer Managers or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

Citigroup Global Markets Inc. is acting as the lead dealer manager and Lazard Frères & Co. LLC is acting as co-dealer manager (together, the “Dealer Managers”) for the Tender Offer.  Requests for documents may be directed to D.F. King & Co., Inc., the information agent (in such capacity, the “Information Agent”), by telephone at (800) 252-8173, in writing at Attn: Andrew Beck, 48 Wall Street, 22nd Floor, New York, New York, 10005 or by email at lazard@dfking.com.  Copies of the Offer Documents are also available at the following website: www.dfking.com/lazard.  Questions regarding the Tender Offer may be directed to the Dealer Managers as follows: Citigroup Global Markets Inc. may be contacted by telephone at (800) 558-3745 (toll-free) or (212) 723-6106 (collect) or in writing at Attn: Liability Management Group, 388 Greenwich Street, 7th Floor, New York, New York 10013; and Lazard Frères & Co. LLC may be contacted by telephone at (877) 364-0850 or in writing at Attn: Liability Management Group, 30 Rockefeller Plaza, New York, New York 10112.  None of Lazard Group or its affiliates, their respective boards of directors, the Dealer Managers, the Tender Agent, the Information Agent or the trustee for the Notes makes any recommendation as to whether holders should tender any of their Notes.  Holders must make their own decision as to whether to tender any of their Notes and, if so, the principal amount of their Notes to tender.

About Lazard

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from 43 cities across 27 countries in North America, Europe, Asia, Australia, Central and South America.  With origins dating to 1848, the firm provides advice on mergers and acquisitions, strategic matters, restructuring and capital structure, capital raising and corporate finance, as well as asset management services to corporations, partnerships, institutions, governments and individuals.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements.  In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “could”, “would”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “target”, “goal”, or “continue”, and the negative of these terms and other comparable terminology.  These statements are only predictions based on our current expectations and projections about future events, many of which, by their nature, are inherently uncertain and outside of our control.  There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors”, and also discussed from time to time in our reports on Forms 10‑Q and 8-K, including the following:

●	A decline in general economic conditions or the global or regional financial markets;

●	A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management;

●	Losses caused by financial or other problems experienced by third parties;

●	Losses due to unidentified or unanticipated risks;

●	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

●	Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements.  Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements.  You should not rely upon forward-looking statements as predictions of future events.  We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations.

LAZ-CPE

Media contact:	Investor contact:
Judi Frost Mackey, +1 212 632 1428	Alexandra Deignan, +1 212-632-6886
judi.mackey@lazard.com	alexandra.deignan@lazard.com